                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2005

                              CELANESE CORPORATION
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             (Exact Name of Registrant as specified in its charter)

         DELAWARE                   001-32410                   98-0420726
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(State or other jurisdiction     (Commission File             (IRS Employer
     of incorporation)               Number)                 Identification No.)

                 1601 WEST LBJ FREEWAY, DALLAS, TEXAS 75234-6034
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (972) 901-4500
                                                          ---------------

                                 NOT APPLICABLE
                              --------------------
         (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e 4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

         Effective June 1, 2005, Celanese Corporation (the "Company") elected
Mr. Michael Grom, 54, as its Vice President and Controller. Mr. Grom has been
Vice President, Principal Financial Officer and Treasurer of Celanese Americas
Corporation ("CAC"), a wholly owned subsidiary of the Company, since February
2000. He served as Vice President and Treasurer of CAC between March 1997 and
February 2000. From February 1994 to March 1997, he served as Assistant
Treasurer of CAC. He was Vice President, Finance and Information Systems for
CAC's former Life Sciences Group from September 1990 to February 1994. From
September 1981 to September 1990, Mr. Grom held various financial positions with increasing responsibilities within CAC. Prior to joining CAC in 1981, Mr. Grom was associated with KPMG LLP for seven years. He graduated in 1975 with a bachelor of science degree in accounting from Seton Hall University and is a
Certified Public Accountant.

         Mr. Grom's employment is currently governed by the terms of (i) a letter agreement accepted by Mr. Grom on January 7, 1999, (ii) a letter agreement dated December 19, 2001, (iii) a letter agreement accepted by Mr. Grom on July 30, 2004, and (iv) an oral agreement effective as of May 16, 2005
(collectively, the "Agreements"). Pursuant to the terms of the Agreements, Mr.
Grom receives from the Company a base salary of $300,000 per year and Company benefits for the remainder of his employment through December 31, 2006, unless previously terminated for cause. Pursuant to the terms of the Agreements, if Mr.
Grom continues in good standing, he will receive the final portion of an incentive payment on April 28, 2006, in the amount of $120,000, and a retention incentive award in an amount equal to his annual base salary at the end of the term. Mr. Grom is also eligible to receive a guaranteed bonus of $420,000 for
2005 and a guaranteed bonus of $210,000 for 2006. Unless previously terminated for cause, Mr Grom will be eligible for full payout in accordance with the terms of the Company's Long Term Incentive Plan, a cash-based incentive plan pursuant to which he has been granted 2,400 units, with each unit worth between $100 and
$150 based on Company performance, to be paid in early 2007. Mr. Grom is also entitled to a severance payment of $1,147,500 on June 1, 2006. Mr. Grom participates in CAC's retirement pension plan, executive pension plan and retirement savings plan. Following the term of his employment, he will be eligible for the Company's retiree medical plan and entitled to continuation of personal excess liability insurance for one year following termination of his employment. It is expected that Mr. Grom will enter into a new employment agreement governing the terms of his employment, at which time he will receive a lump sum payment of $92,600.

         On May 16, 2005, Mr. Grom notified the Company's management that he intends to retire from active employment with the Company effective by the end of 2006.

Item 8.01         Other Events.

         On June 1, 2005, the Company's Board of Directors (the "Board")
approved the appointment of Daniel S. Sanders as a member of the Company's Audit
Committee, replacing Benjamin J. Jenkins who continues to serve as a member of the Company's Compensation

Committee and the Company's Executive Committee. No other changes were made in the composition of the Audit Committee. The Board has affirmatively determined that, with the appointment of Mr. Sanders, the Audit Committee is comprised solely of independent directors in accordance with the New York Stock Exchange listing standards.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CELANESE CORPORATION

                                      By:         /s/ Corliss J. Nelson
                                          -------------------------------------
                                          Name:    Corliss J. Nelson
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

Date: June 7, 2005